Exhibit 99.1
Michelle Seitz Appointed to
MSCI Inc. Board of Directors

New York, NY – August 1, 2024 – MSCI Inc. (NYSE: MSCI), a leading provider of critical decision support tools and services for the global investment community, announced that Michelle Seitz, the former Chair and CEO of Russell Investments, has been appointed to serve as an independent director on MSCI’s Board of Directors (the “Board”), effective August 5, 2024. Ms. Seitz will serve as a member of the Audit and Risk Committee of the Board. Ms. Seitz’s appointment comes after an extensive search initiated last year.

“Michelle has deep experience in the investment industry, having spent more than three decades in asset management and private wealth, both as a CEO and as an investor,” said Henry A. Fernandez, Chairman and Chief Executive Officer of MSCI. “She has driven transformational growth while fostering an award-winning, client-centric culture. Her leadership experience, knowledge of the investment industry and ability to lead and grow large global organizations will all contribute meaningfully to the MSCI Board,” added Mr. Fernandez.

“MSCI is at the forefront of supporting clients as they navigate a complex and transforming investment landscape, and I am thrilled to be joining in their mission to bring greater transparency to financial markets,” said Ms. Seitz. “The Board of MSCI is comprised of diverse and talented individuals, and I look forward to working closely with my fellow Board members and management to continue supporting our clients, shareholders, employees and the broader investment community.”

Michelle Seitz, a seasoned business executive and investor, is the Founder and CEO of MeydenVest Partners, a private investment and strategic advisory firm launched in 2022. Prior to this, she served as the Chair and CEO of Russell Investments, one of the world’s largest asset management firms, where she enhanced profitability and scalability. Before Russell Investments, Ms. Seitz held various leadership roles at William Blair, including CEO of William Blair Investment Management, where she led the firm to achieve fivefold growth, establishing it as an internationally recognized global asset and wealth management firm. Currently, she also serves as a director on the board of SANA Biotechnology (NASDAQ: SANA). Ms. Seitz is a graduate of the Kelley School of Business at Indiana University, and is a Chartered Financial Analyst (CFA). She has been recognized as one of the most influential women in U.S. finance.

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About MSCI Inc.

MSCI is a leading provider of critical decision support tools and services for the global investment community. With over 50 years of expertise in research, data, and technology, we power better investment decisions by enabling clients to understand and analyze key drivers of risk and return and confidently build more effective portfolios. We create industry-leading research-enhanced solutions that clients use to gain insight into and improve transparency across the investment process. To learn more, please visit www.msci.com. MSCI#IR

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission (“SEC”) on February 9, 2024 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this earnings release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.